Exhibit 99.1

Ribbon Communications Inc. Reports
Fourth Quarter and Full Year 2024 Financial Results

Record Quarterly Sales and Operating Income

Revenue Grows 11% YoY with Strong Demand from Service Providers,
Enterprise Customers, and U.S. Federal Agencies

February 12, 2025

Conference Call Details:

Conference call to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2024.

Date: Wednesday, February 12, 2025

Time: 4:30 p.m. (ET)

Dial-In Information:

US/Canada: 877-407-2991

International: 201-389-0925

Instant Telephone Access: Call me™

Live (Listen-Only) Webcast:

Available via the Investor Relations website, where a replay will also be available shortly following the conference call.

For more details on financial results, please visit investors.ribboncommunications.com.

Investor Relations

+1 (978) 614-8050
ir@rbbn.com

Media Contact

Catherine Berthier
+1 (646) 741-1974

cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a prominent supplier of real-time communications technology and IP optical networking solutions, today announced its financial results for the fourth quarter and the full year of 2024. Ribbon Communications is dedicated to assisting the world's largest service providers, enterprises, and critical infrastructure operators in modernizing and safeguarding their networks and services.

Revenue for the fourth quarter of 2024 was $251 million, compared to $226 million for the fourth quarter of 2023 and $210 million for the third quarter of 2024. GAAP Operating Income was $33 million, compared to $17 million for the fourth quarter of 2023. Quarterly Non-GAAP Adjusted EBITDA increased by 30% year over year to $55 million, or 22% of sales.

For the full year 2024, Revenue was $834 million, compared to $826 million for the full year 2023. GAAP Operating Income was $17 million, compared to a loss of ($24) million for 2023. Non-GAAP Adjusted EBITDA improved by 31% to $119 million, or 14% of sales. GAAP and Non-GAAP Gross Margins for the full year increased approximately 300 basis points to 53% and 56% respectively, with improvement in both operating segments.

“Our fourth quarter results were very strong across all key financial metrics, achieving record levels of revenue, near the top end of our guidance, and profitability, exceeding our guidance. We believe this is a clear validation of our strategy and a culmination of the effort over the last several years to diversify and drive profitable growth in both Service Provider and Enterprise markets,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.

“Revenue growth was underpinned by higher sales to U.S. Tier One Service Providers, U.S. Federal Defense agencies, and Enterprise customers. We also had solid contribution from U.S. Rural Broadband, Europe, and India. When combined with robust margins and our continued operational expense control, profitability improved more than 30% compared to 2023,” Mr. McClelland added. “It is especially satisfying to generate Adjusted EBITDA for the full year at the high end of our original guidance range despite the suspension of shipments to Eastern Europe. Our visibility has improved, and we anticipate further momentum in 2025 as the industry-wide focus on network modernization and the investment in fiber networks drives a strong growth cycle.”

Financial Highlights1

	Three months ended		Year ended
	December 31,		December 31,
In millions, except per share amounts	2024	2023	2024	2023
GAAP Revenue	$251	$226	$834	$826
GAAP Net income (loss)	$6	$7	$(54)	$(66)
Non-GAAP Net income (loss)	$28	$22	$44	$36
Non-GAAP Adjusted EBITDA	$55	$43	$119	$91
GAAP diluted earnings (loss) per share	$0.04	$0.04	$(0.31)	$(0.39)
Non-GAAP diluted earnings (loss) per share	$0.16	$0.12	$0.25	$0.21
Weighted average shares outstanding basic	175	172	174	170
Weighted average shares outstanding diluted	179	173	177	173

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

“The fourth quarter was a very strong finish for Ribbon and capped off a transformative year for the business. Improved earnings generation enabled us to successfully refinance our credit facility earlier in the year, and momentum accelerated with the launch of the voice network modernization program with Verizon. Increased business across both Enterprise and Service Providers resulted in a record level of sales in the fourth quarter along with a book-to-bill of 1.1x times. Cash from operations benefitted from higher collections, resulting in a year-end cash position of $90 million. I’m very excited about our growth prospects for 2025,” said John Townsend, Chief Financial Officer of Ribbon Communications.

Business Outlook2

For 2025, the Company expects profitable growth in both operating segments, with continued momentum from network modernization across Service Providers, Enterprise and Federal and Defense Customers. We expect a normal seasonal pattern with the business accelerating as the year progresses.

For the full year 2025, the Company projects revenue of $870 million to $890 million. Non-GAAP gross margin is projected in a range of 54% to 55%. Adjusted EBITDA is projected in a range of $130 million to $140 million.

For the first quarter of 2025, the Company projects revenue of $185 million to $195 million. Non-GAAP gross margin is projected in a range of 53% to 53.5%. Adjusted EBITDA is projected in a range of $12 million to $18 million.

The Company’s outlook is based on current indications for its business, which are subject to change.

2 GAAP earnings guidance is not provided. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

•	March 3-6, 2025: Mobile World Congress
•	March 17-20, 2025: Enterprise Connect
•	March 30-April 3, 2025: Optical Fiber Communication Conference and Exhibition
•	May 21-22, 2025: B. Riley Securities 25th Annual Institutional Investor Conference

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G and broadband internet. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation, statements regarding the Company’s projected financial results for the first quarter of 2025 and beyond; market share growth; increases in shareholder value; plans and objectives for future operations, including cost reductions; the impact of the wars in Israel and Ukraine; customer spending and engagement and momentum; and plans for future product development and manufacturing and the expected benefits therefrom, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, unpredictable fluctuations in quarterly revenue and operating results; the impact of restructuring and cost-containment activities; increases in tariffs, trade restrictions or taxes on the Company’s products; supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes (including those related to the wars in Israel and Ukraine); the closure, on a temporary basis, of the Company’s offices or those of the Company’s contract manufacturer in Israel as a result of the war and the impact of military call-ups of the Company’s employees in Israel; material litigation; the impact of fluctuations in interest rates; material cybersecurity and data intrusion incidents, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or Company information; the Company’s ability to comply with applicable domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data private and security; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; the ability to adapt to rapid technological and market changes; the ability to generate positive returns on the Company’s research and development; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; risks related to the terms of the Company’s credit agreement; higher risks in international operations and markets; currency fluctuations; unanticipated averse changes in legal, regulatory or tax laws; future accounting pronouncements or changes in the Company’s accounting policies; and/or failure or circumvention of the Company’s controls and procedures. We therefore caution you against relying on any of these forward-looking statements.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by the Company in this release speaks only as of the date on which this release was first issued. The Company undertakes no obligation to update any forward-looking statement publicly or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors allows them to view the Company's financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with certain ongoing litigation where Ribbon is the defendant (as described in Note 26 to the Company's Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2023), the Company has incurred litigation costs that began in 2023. Also, on October 14, 2024, a settlement in principle was reached on one of these legal matters and the Company accrued the $5 million settlement in the third quarter of 2024. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned, and generally are not within its control. Accordingly, the Company believes that excluding litigation costs related to these specific legal matters facilitates the comparison of the Company's financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and Warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with the Company’s private placement and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Indemnification Write-Off

In connection with the Company's acquisition of ECI Telecom Group Ltd. in 2020, a portion of the shares of our common stock that were issued as consideration were held in escrow for potential future tax liabilities. This $6 million tax indemnity asset, consisting of 2 million shares of common stock held in escrow, was written off upon its expiration on December 31, 2024. The Company believes that excluding this tax indemnification write-off facilitates the comparison of the Company's financial results to its historical operating results and to other companies in its industry.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.
Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2024	2024	2023
Revenue:
Product	$148,335	$112,151	$125,984
Service	103,024	98,087	100,417
Total revenue	251,359	210,238	226,401

Cost of revenue:
Product	68,483	59,405	61,183
Service	37,316	34,893	37,205
Amortization of acquired technology	5,487	6,323	6,305
Total cost of revenue	111,286	100,621	104,693

Gross profit	140,073	109,617	121,708

Gross margin	55.7%	52.1%	53.8%

Operating expenses:
Research and development	45,044	45,645	45,351
Sales and marketing	37,070	33,060	35,361
General and administrative	17,060	21,588	13,686
Amortization of acquired intangible assets	6,298	6,457	6,861
Acquisition-, disposal- and integration-related	-	-	1,494
Restructuring and related	1,381	3,794	2,285
Total operating expenses	106,853	110,544	105,038

Income (loss) from operations	33,220	(927)	16,670
Interest expense, net	(12,003)	(11,952)	(6,989)
Other (expense) income, net	(13,159)	1,056	(3,232)

Income (loss) before income taxes	8,058	(11,823)	6,449
Income tax benefit (provision)	(1,694)	(1,599)	630

Net income (loss)	$6,364	$(13,422)	$7,079

Earnings (loss) per share:
Basic	$0.04	$(0.08)	$0.04
Diluted	$0.04	$(0.08)	$0.04

Weighted average shares used to compute earnings (loss) per share:
Basic	175,321	174,613	171,755
Diluted	178,703	174,613	172,990

RIBBON COMMUNICATIONS INC.
Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Year ended
	December 31,	December 31,
	2024	2023
Revenue:
Product	$447,229	$445,150
Service	386,652	381,189
Total revenue	833,881	826,339

Cost of revenue:
Product	228,527	250,609
Service	140,949	139,357
Amortization of acquired technology	24,893	28,290
Total cost of revenue	394,369	418,256

Gross profit	439,512	408,083

Gross margin	52.7%	49.4%

Operating expenses:
Research and development	179,941	190,660
Sales and marketing	137,830	137,460
General and administrative	68,740	54,962
Amortization of acquired intangible assets	25,969	28,601
Acquisition-, disposal- and integration-related	-	4,476
Restructuring and related	10,160	16,209
Total operating expenses	422,640	432,368

Income (loss) from operations	16,872	(24,285)
Interest expense, net	(33,821)	(27,320)
Other (expense) income, net	(29,119)	(3,768)

Income (loss) before income taxes	(46,068)	(55,373)
Income tax benefit (provision)	(8,167)	(10,833)

Net income (loss)	$(54,235)	$(66,206)

Earnings (loss) per share:
Basic	$(0.31)	$(0.39)
Diluted	$(0.31)	$(0.39)

Weighted average shares used to compute earnings (loss) per share:
Basic	174,044	170,408
Diluted	174,044	170,408

RIBBON COMMUNICATIONS INC.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$87,770	$26,494
Restricted cash	2,709	136
Accounts receivable, net	254,718	268,421
Inventory	79,179	77,521
Other current assets	39,286	46,146
Total current assets	463,662	418,718

Property and equipment, net	60,364	41,820
Intangible assets, net	187,537	238,087
Goodwill	300,892	300,892
Deferred income taxes	88,982	69,761
Operating lease right-of-use assets	34,544	39,783
Other assets	26,573	35,092
	$1,162,554	$1,144,153

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$6,125	$35,102
Accounts payable	87,759	85,164
Accrued expenses and other	106,251	91,687
Operating lease liabilities	9,443	15,739
Deferred revenue	119,295	113,381
Total current liabilities	328,873	341,073

Long-term debt, net of current	330,726	197,482
Warrant liability	8,064	5,295
Preferred stock liability	-	53,337
Operating lease liabilities, net of current	37,376	38,711
Deferred revenue, net of current	20,991	19,218
Deferred income taxes	5,941	5,616
Other long-term liabilities	25,962	30,658
Total liabilities	757,933	691,390

Commitments and contingencies

Stockholders' equity:
Common stock	18	17
Additional paid-in capital	1,970,708	1,958,909
Accumulated deficit	(1,574,185)	(1,519,950)
Accumulated other comprehensive income	8,080	13,787
Total stockholders' equity	404,621	452,763
	$1,162,554	$1,144,153

RIBBON COMMUNICATIONS INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year ended
	December 31,	December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(54,235)	$(66,206)
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	13,539	14,105
Amortization of intangible assets	50,862	56,891
Amortization of debt issuance costs and original issue discount	4,847	3,241
Amortization of accumulated other comprehensive gain related to interest rate swap	(8,196)	(5,575)
Stock-based compensation	16,086	21,806
Deferred income taxes	(16,887)	(9,196)
Gain on sale of swap	-	(7,301)
Change in fair value of warrant liability	2,769	(201)
Change in fair value of preferred stock liability	8,091	1,548
Dividends accrued on preferred stock liability	2,743	3,935
Payment of dividends accrued on preferred stock liability	(6,686)	-
Foreign currency exchange (gains) losses	5,741	(44)
Changes in operating assets and liabilities:
Accounts receivable	12,420	5,726
Inventory	(3,616)	(10,701)
Other operating assets	30,459	34,834
Accounts payable	(6,016)	(10,498)
Accrued expenses and other long-term liabilities	(9,367)	(14,684)
Deferred revenue	7,686	(593)
Net cash provided by (used in) operating activities	50,240	17,087

Cash flows from investing activities:
Purchases of property and equipment	(22,406)	(9,381)
Purchases of software licenses	(462)	(100)
Net cash provided by (used in) investing activities	(22,868)	(9,481)

Cash flows from financing activities:
Borrowings under revolving line of credit	44,106	97,000
Principal payments on revolving line of credit	(44,106)	(97,000)
Proceeds from issuance of term debt	342,300	-
Principal payments of term debt	(237,145)	(95,058)
Payment of debt issuance costs	(6,312)	(1,685)
Proceeds from issuance of preferred stock and warrant liabilities	-	53,350
Payment of preferred stock liability	(56,850)	-
Proceeds from the exercise of stock options	21	15
Payment of tax obligations related to vested stock awards and units	(4,308)	(4,481)
Net cash provided by (used in) financing activities	37,706	(47,859)

Effect of exchange rate changes on cash and cash equivalents	(1,229)	(379)

Net increase (decrease) in cash and cash equivalents	63,849	(40,632)
Cash, cash equivalents and restricted cash, beginning of year	26,630	67,262
Cash, cash equivalents and restricted cash, end of period	$90,479	$26,630

RIBBON COMMUNICATIONS INC.
Supplemental Information
(in thousands)
(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Stock-based compensation
Cost of revenue - product	$66	$64	$125	$300	$510
Cost of revenue - service	288	291	550	1,325	2,147
Cost of revenue	354	355	675	1,625	2,657

Research and development	737	745	1,112	3,166	4,933
Sales and marketing	1,178	1,108	1,438	4,397	7,111
General and administrative	1,756	1,837	1,667	6,898	7,105
Operating expense	3,671	3,690	4,217	14,461	19,149

Total stock-based compensation	$4,025	$4,045	$4,892	$16,086	$21,806

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2024	2024	2023
GAAP Gross margin	55.7%	52.1%	53.8%
Stock-based compensation	0.2%	0.2%	0.3%
Amortization of acquired technology	2.2%	3.0%	2.7%
Non-GAAP Gross margin	58.1%	55.3%	56.8%

GAAP Net income (loss)	$6,364	$(13,422)	$7,079
Stock-based compensation	4,025	4,045	4,892
Amortization of intangible assets	11,785	12,780	13,166
Litigation costs	1,583	6,896	538
Acquisition-, disposal- and integration-related	-	-	1,494
Restructuring and related	1,381	3,794	2,285
Preferred stock and warrant liability mark-to-market adjustment	2,478	(583)	3,724
Tax indemnification write-off	6,313	-	-
Tax effect of non-GAAP adjustments	(5,648)	(5,024)	(11,606)
Non-GAAP Net income (loss)	$28,281	$8,486	$21,572

GAAP Diluted earnings (loss) per share	$0.04	$(0.08)	$0.04
Stock-based compensation	0.02	0.02	0.03
Amortization of intangible assets	0.06	0.08	0.08
Litigation costs	0.01	0.04	*
Acquisition-, disposal- and integration-related	-	-	0.01
Restructuring and related	0.01	0.02	0.01
Preferred stock and warrant liability mark-to-market adjustment	0.01	*	0.02
Tax indemnification write-off	0.04	-	-
Tax effect of non-GAAP adjustments	(0.03)	(0.03)	(0.07)
Non-GAAP Diluted earnings (loss) per share	$0.16	$0.05	$0.12

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	175,321	174,613	171,755
Shares used to compute Non-GAAP diluted earnings (loss) per share	178,703	177,028	172,990

GAAP Income (loss) from operations	$33,220	$(927)	$16,670
Depreciation	3,408	3,361	3,502
Stock-based compensation	4,025	4,045	4,892
Amortization of intangible assets	11,785	12,780	13,166
Litigation costs	1,583	6,896	538
Acquisition-, disposal- and integration-related	-	-	1,494
Restructuring and related	1,381	3,794	2,285
Non-GAAP Adjusted EBITDA	$55,402	$29,949	$42,547

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Year ended
	December 31,	December 31,
	2024	2023
GAAP Gross Margin	52.7%	49.4%
Stock-based compensation	0.2%	0.3%
Amortization of acquired technology	3.0%	3.4%
Non-GAAP Gross Margin	55.9%	53.1%

GAAP Net income (loss)	$(54,235)	$(66,206)
Stock-based compensation	16,086	21,806
Amortization of intangible assets	50,862	56,891
Litigation costs	11,198	1,307
Acquisition-, disposal- and integration-related	-	4,476
Restructuring and related	10,160	16,209
Preferred stock and warrant liability mark-to-market adjustment	13,604	5,282
Preferred stock and warrant liability issuance costs	-	3,545
Tax indemnification write-off	6,313	-
Tax effect of non-GAAP adjustments	(9,796)	(7,462)
Non-GAAP Net income (loss)	$44,192	$35,848

GAAP Diluted earnings (loss) per share	$(0.31)	$(0.39)
Stock-based compensation	0.09	0.13
Amortization of intangible assets	0.29	0.33
Litigation costs	0.06	0.01
Acquisition-, disposal- and integration-related	-	0.03
Restructuring and related	0.06	0.09
Preferred stock and warrant liability mark-to-market adjustment	0.08	0.03
Preferred stock and warrant liability issuance costs	-	0.02
Tax indemnification write-off	0.04	-
Tax effect of non-GAAP adjustments	(0.06)	(0.04)
Non-GAAP Diluted earnings (loss) per share	$0.25	$0.21

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	174,044	170,408
Shares used to compute Non-GAAP diluted earnings (loss) per share	177,306	172,947

GAAP Income (loss) from operations	$16,872	$(24,285)
Depreciation	13,539	14,105
Stock-based compensation	16,086	21,806
Amortization of intangible assets	50,862	56,891
Litigation costs	11,198	1,307
Acquisition-, disposal- and integration-related	-	4,476
Restructuring and related	10,160	16,209
Non-GAAP Adjusted EBITDA	$118,717	$90,509

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands)
(unaudited)

	Trailing Twelve Months
	December 31,	September 30,	December 31,
	2024	2024	2023
GAAP Income (loss) from operations	$16,872	$322	$(24,285)
Depreciation	13,539	13,633	14,105
Stock-based compensation	16,086	16,953	21,806
Amortization of intangible assets	50,862	52,243	56,891
Litigation costs	11,198	10,153	1,307
Acquisition-, disposal- and integration-related	-	1,494	4,476
Restructuring and related	10,160	11,064	16,209
Non-GAAP Adjusted EBITDA	$118,717	$105,862	$90,509

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook
(unaudited)

	Three months ending		Year ending
	March 31, 2025		December 31, 2025
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($ millions)	$190	+/-$5M	$880	+/-$10M

Gross margin:
GAAP outlook	50.25%		52.0%
Stock-based compensation	0.20%		0.2%
Amortization of acquired technology	2.80%		2.3%
Non-GAAP outlook	53.25%	+/-0.25%	54.5%	+/-0.5%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$(6.4)		$49.7
Depreciation	3.6		15.8
Stock-based compensation	4.0		16.2
Amortization of intangible assets	11.5		44.1
Litigation costs	0.3		1.2
Restructuring and related	2.0		8.0
Non-GAAP outlook	$15.0	+/-$3M	$135.0	+/-$5M

(1) Q1 2025 and FY 2025 outlook represents the midpoint of the expected ranges